Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Umpqua Holdings Corporation’s Registration Statement Nos. 333-144766, 333-143347, 333-135071, 333-117680, 333-117679, 333-105637, 333-101357, 333-58978, 333-77259, and 333-188291 on Form S-8 of our report dated April 12, 2013, relating to the consolidated financial statements of Financial Pacific Holdings, LLC and subsidiaries as of and for the year ended December 31, 2012 appearing in the Current Report on Form 8-K/A of Umpqua Holdings Corporation dated September 11, 2013.

/s/ Deloitte & Touche LLP

Seattle, WA
September 11, 2013